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KEY ENERGY SERVICES, INC.
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NEWS RELEASE


FOR IMMEDIATE RELEASE:                                    CONTACT: T.K. GRUNDMAN
FRIDAY, MARCH 2, 2001                                             (732) 247-4822



   KEY ANNOUNCES REFINANCING OF SENIOR CREDIT FACILITY WITH 8 3/8% SENIOR NOTE
                                    PLACEMENT

EAST BRUNSWICK, N.J., March 2, 2001 - Key Energy Services Inc., (NYSE KEG) announced today that it is issuing $175.0 million of its 8 3/8% Senior Notes due 2008 in a private placement under Rule 144A of the Securities Act which it expects to close on March 6, 2001. The Company will use approximately $111.4 million of the net proceeds from the offering to prepay all of its outstanding term loans which mature in quarterly installments through June 2004. The Company will use the remaining net proceeds, approximately $59.1 million, to reduce the amount outstanding under its revolving credit facility, which matures in September 2003, to approximately $12.4 million. In connection with the offering, the Company will reduce its total revolving loan commitments from $150.0 million to $125.0 million.

THE NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND UNLESS SO REGISTERED MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES, EXCEPT PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.

THIS PRESS RELEASE IS BEING ISSUED PURSUANT TO AND IN ACCORDANCE WITH RULE 135c UNDER THE SECURITIES ACT OF 1933 AND SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY THE NOTES.























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    TWO TOWER CENTER, 20TH FLOOR, EAST BRUNSWICK, NJ 08816  TELEPHONE: (732)
                          247-4822  FAX: (732) 247-5148